Exhibit 99.1

Adaptive Medias is Undervalued and Has Crossed Above Its SqueezeTrigger Price.

IRVINE, Calif., Oct. 13, 2014 / PRNewswire/ -- Content syndication and monetization company, Adapitve Medias, Inc. (OTC: ADTM) announced today that WEALTHMAKERS.COM, www.wealthmakers.com , a Wall Street research and trading firm providing unbiased statistical stock market predictions to empower investors, securities professionals and public company employees to make precise, predictive and profitable trading decisions, has issued a research report on Adaptive Medias (OTC: ADTM). The report highlights the short term bullish pattern that has emerged, the SqueezeTrigger Price of $4.78 and the projected short squeeze valuation of $15.99 per share.

Click here to download report:

http://www.buyins.com/reports/adtm10-12-14.pdf

About ADAPTIVE MEDIAS

Adaptive Medias (OTC: ADTM) is a programmatic audience and content monetization provider for website owners, app developers and video publishers who want to more effectively optimize content through advertising. The Company provides a foundation for publishers and developers looking to engage brand advertisers through a multi-channel approach that delivers integrated, engaging and impactful ads across multiple devices. Adaptive Media meets the needs of its publishers with an emphasis on maintaining user experience, while delivering timely and relevant ads through its multi-channel ad delivery and content platform. For more information, please visit www.adaptivem.com. Also, follow them on Twitter @adaptive_m.

About WEALTHMAKERS

Wealthmakers Online Predictive Research (WOPR) is a distributed computing system that has hundreds of data feeds (economic, weather, geopolitical, interest rates, energy, equities, currencies, commodities, etc.) feeding into a relational database that searches for patterns and determines how a trading instrument has behaved both before and after specific events have taken place in the past. Only about 25% of stocks display patterns at any given time and only about 1% of stocks exhibit all the necessary conditions on any given day to make a trade. That means that out of 14,000 stocks, only about 140 trades are high probability trades that our system would generate a research report on and disseminate the information to clients. This process eliminates the noise and only tells you which stocks have multiple strategies lining up at the same time, in the same direction, with no conflicting predictions and the fundamental valuation is in-line with the prediction!

Safe Harbor Statement:

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “potential” and similar expressions. These statements reflect Adaptive Medias’ current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias’ actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

DISCLAIMER:

WEALTHMAKERS is not a registered investment advisor and nothing contained in any materials should be construed as a recommendation to buy or sell any securities. WEALTHMAKERS has been compensated in the amount of $1,116 per month for six months of data provided in this report. Past performance is not indicative of future results. Please visit our web site, www.wealthmakers.com , for complete risks and disclosures.

Contact:

Adaptive Media Investor Relations:
Casey Stegman
Stonegate, Inc.
Phone: (972) 850-2001
Email: casey@stonegateinc.com

WEALTHMAKERS

Thomas Ronk
1-949-230-7680
tom@wealthmakers.com
http://www.wealthmakers.com